Newsmax Announces Second Quarter 2026
Financial Results

Company Reports Record Quarterly Revenues of $54.1 million, a 16.5% Year-Over-Year Increase

Broadcast Revenues Increase to $45.8 million, a 20.5% Increase Year-Over-Year

Company Reports Net Income of $2.9 million and Adjusted EBITDA of $5.7 million, Its First Profitable Quarter as a Public Company

BOCA RATON, FL – August 13, 2026 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Business and Operational Highlights

•Delivered second quarter audience reach of 26.9 million total viewers, up 4% year-over-year and the highest second quarter total reach in the past four years, including 11.3 million Adults 35-64, reinforcing Newsmax’s position as the fourth highest-rated cable news channel and #2 in cable news audience engagement among Adults 35-64.
•Continued to strengthen the Company’s multi-platform audience ecosystem, with total social media followers rising to 26.2 million as of June 30, 2026.

•Entered into the Company's first major AI content partnership, a multi-year partnership with Meta that puts Newsmax content across Meta's apps and devices, reflecting a broader strategy of licensing content to leading AI technology companies.
•Achieved exceptional growth in our international licensing business, with multiple brand content licenses signed this year and related licensing revenues expected to increase 344% year-over-year to approximately $16 million in 2026, including the Q2 launch of the Newsmax Poland channel with longtime partner Telekom Serbia, all strengthening the Newsmax brand, which reaches more than 100 countries worldwide.

Management Commentary

“This was a milestone quarter for Newsmax. We delivered record revenues and our first quarterly net income since becoming a public company, led by strong growth in affiliate fees and licensing, our highest-margin revenue streams,” said Christopher Ruddy, Chief Executive Officer of Newsmax. “Halfway through the year, we continue to execute on our growth strategy. With the majority of one-time costs of becoming a public company largely behind us, the value creation opportunities of our multi-platform model are showing positive results.”

Ruddy continued, “We are still in strategic investment mode, and that will not change. We continue to invest in content and streaming, while our licensing strategy is growing rapidly, domestically with AI deals like the one we completed with Meta, and internationally with media partners licensing our brand and content. Our strategy is to maximize these relationships to license the Newsmax brand and launch local channels in foreign markets, a model that requires minimal capital from us. We are also staying at the forefront of emerging technology, and our recently announced AI partnership will help us meet viewers wherever they consume content. The market for center right news is huge with limited options and significant whitespace to grow, increase monetization and deliver sustainable, long-term growth for our shareholders.”

“Our second quarter results demonstrate the operating leverage we are building across the business, with net income of $2.9 million and Adjusted EBITDA of $5.7 million,” commented Darryle Burnham, Chief Financial Officer of Newsmax. “The improvement in our revenue mix, combined with the operating discipline we have established in our second year as a public company, allowed strong top-line growth to flow through to the bottom line. We will continue to invest in content, distribution and OTT initiatives that support long-term growth, and with a strong balance sheet, no debt and a disciplined approach to capital allocation, we are reiterating our full-year revenue guidance and remain focused on sustainable, long-term shareholder value.”

Financial Results:
Revenue by Segment by Component Table (unaudited):

($ in millions)	Three Months Ended June 30,
	2026	2025	$ Change	% Change
Broadcasting
Advertising	$24.4	$26.2	$(1.8)	(7.0)%
Affiliate fee	13.4	7.3	6.0	81.9%
Subscription	3.5	3.8	(0.3)	(7.9)%
Licensing	4.6	0.7	3.9	563.5%
Total Broadcasting revenues	$45.8	$38.0	$7.8	20.5%

Digital
Advertising	$4.4	$3.6	$0.8	21.3%
Subscription	2.8	3.2	(0.4)	(12.2)%
Product sales	1.1	1.6	(0.5)	(31.7)%
Total Digital revenues	$8.3	$8.4	$(0.1)	(1.3)%
Total Revenues	$54.1	$46.4	$7.7	16.5%

Second Quarter 2026 Financial Highlights:

•Newsmax reported record total quarterly revenues of $54.1 million for the three-month period ended June 30, 2026, representing a 16.5% year-over-year increase and the highest quarterly revenues in the Company's history.

•Total broadcasting revenues grew 20.5% year-over year to $45.8 million for the second quarter of 2026. This was driven by an increase in affiliate fee revenue attributed to new contractual relationships and rate increases that took effect in late 2025 and 2026, as well as expanded international licensing agreements.

•Newsmax reported a quarterly net income of $2.9 million, or $0.02 per share, the Company's first quarterly net income since becoming a public company, as compared to a net loss of $(75.2) million reported in same quarter in the prior year. The improvement was primarily driven by higher total revenue, improved operating efficiency and the absence of legal settlement expenses recorded in the prior-year period.

•Quarterly adjusted EBITDA was $5.7 million, the Company's highest as a public company and an improvement of $9.5 million from $(3.8) million reported in the same quarter last year, primarily due to growth in high-margin affiliate fee and licensing revenue and lower general and administrative expenses, partially offset by continued investment in programming, production and OTT initiatives. See reconciliation of net income (loss) to adjusted EBITDA below.

•The Company ended the quarter with $128.3 million in cash and short-term investments. Cash and cash equivalents were $25.9 million and short-term investments were $102.4 million.

The Company is reiterating its previously issued full-year 2026 revenue guidance of $212 million to $216 million, representing 13% year-over-year growth at the midpoint of the range.

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation's leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax's media properties reach more than 50 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches over 26 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax "a news powerhouse."

For more information, please visit Investor Relations | Newsmax Inc.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited to changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our Common Stock, any negative public perception of us, sales of shares previously registered for resale, or other uncertainties and the factors set forth in the sections entitled "Risk Factors" in Newsmax's Annual Report on Form 10-K for the twelve months ended December 31, 2025 and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

This press release contains a financial measure that has not been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). This financial measure is Adjusted EBITDA.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA1 is defined as revenues less cost of revenues and general and administrative expenses and does not include depreciation, amortization related to the incremental costs to obtain a contract, interest expense, net, impairment charges, unrealized gains (losses) on marketable securities, stock-based compensation, other corporate matters (consisting primarily of certain litigation expenses, and related fees, for specific legal proceedings that the Company has determined are infrequent and unusual in terms of their magnitude), other, net, and income tax expense.

You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measure and the reasons we consider our non-GAAP financial measure appropriate for supplemental analysis. In evaluating our non-GAAP financial measure, you should be aware that in the future we may incur expenses similar to the adjustments in our presentation. Our non-GAAP financial measure has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our non-GAAP financial measure may not be comparable to other companies. Please see a historical reconciliation of this measure to the most comparable GAAP measure presented in our consolidated financial statements below.

1 The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

NEWSMAX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$25,883,741	$20,433,021
Funds held in escrow	20,000,000	20,000,000
Investments	102,416,053	110,895,693
Accounts receivable, net	41,380,698	33,414,435
Inventories, net	1,900,448	2,027,168
Prepaid expenses and other current assets	10,101,943	8,690,490
Total current assets	201,682,883	195,460,807
Property and equipment, net	7,079,941	6,264,885
Right of use assets	11,250,654	8,823,716
Other assets	10,266,246	9,293,670
Funds held in escrow	-	20,000,000
Total assets	$230,279,724	$239,843,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,120,197	$16,770,777
Accrued expenses	16,203,731	14,894,949
Deferred revenue	11,259,473	12,599,119
Lease liability	4,265,645	4,062,971
Settlement liability	28,231,170	26,487,028
Share repurchase liability	6,461,320	6,461,320
Total current liabilities	84,541,536	81,276,164
Long-term liabilities:
Deferred revenue, net of current portion	2,836,823	3,148,945
Lease liability, net of current portion	7,313,038	5,292,095
Other long-term liabilities	3,641,667	925,000
Settlement liability, net of current portion	18,764,207	43,152,322
Total liabilities	117,097,271	133,794,526

Stockholders’ equity
Class A common stock, 0.001 par value; 50,000,000 shares authorized; 39,239,297 shares issued and outstanding at par as of June 30, 2026 and December 31, 2025; Class B common stock, 0.001 par value; 940,000,000 shares authorized 89,921,348 and 89,889,822 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	129,161	129,129
Additional paid-in capital	440,150,435	433,325,830
Accumulated other comprehensive income	94,548	464,365
Accumulated deficit	(327,191,691)	(327,870,772)
Total stockholders’ equity	113,182,453	106,048,552
Total liabilities and stockholders’ equity	$230,279,724	$239,843,078

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Service revenue	$53,052,444	$44,884,207	$103,199,226	$88,619,547
Product revenue	1,063,041	1,555,537	2,574,750	3,121,904
Total revenues	54,115,485	46,439,744	105,773,976	91,741,451

Cost of services	30,006,022	27,758,685	60,767,493	52,407,148
Cost of products sold	775,759	1,039,298	1,744,051	2,230,404
Gross profit	23,333,704	17,641,761	43,262,432	37,103,899

General and administrative expenses:
Personnel costs	8,873,996	8,614,761	17,922,630	16,628,178
Advertising costs	3,928,215	5,941,417	9,290,213	10,359,871
Depreciation	525,142	734,590	1,091,961	1,471,465
Other corporate matters	—	68,437,098	—	78,104,701
Other	8,701,407	10,319,344	18,121,768	18,517,912
Total general and administrative expenses	22,028,760	94,047,210	46,426,572	125,082,127

Income (loss) from operations	1,304,944	(76,405,449)	(3,164,140)	(87,978,228)

Other income (expense), net:
Interest and dividend income	1,310,328	1,802,054	2,654,140	2,856,340
Interest expense	(1,664)	(7,456)	(4,614)	(13,511)
Realized gain on marketable securities	327,476	—	327,476	—
Unrealized gain on marketable securities	271,965	(500,736)	1,250,876	1,084,844
Other, net	(345,758)	(54,342)	(384,657)	(8,342,898)
Total other income (expense), net	1,562,347	1,239,520	3,843,221	(4,415,225)

Net income (loss) before income taxes	2,867,291	(75,165,929)	679,081	(92,393,453)

Income tax expense	—	9,693	—	14,693
Net income (loss)	$2,867,291	$(75,175,622)	$679,081	$(92,408,146)

Other comprehensive income:
Unrealized (loss) gain on available for sale debt investments, net of income tax	(128,768)	446,778	(369,817)	929,169
Comprehensive income (loss)	$2,738,523	$(74,728,844)	$309,264	$(91,478,977)

Weighted average common stock outstanding
Basic	128,508,173	128,333,356	128,499,931	86,938,585
Diluted	129,285,724	128,333,356	129,267,846	86,938,585

Net income (loss) per share attributable to common stockholders
Basic	$0.02	$(0.59)	$0.01	$(1.12)
Diluted	$0.02	$(0.59)	$0.01	$(1.12)

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,
(Unaudited)

	2026	2025
Cash flows from operating activities:
Net income (loss)	$679,081	$(92,408,146)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,051,701	3,089,126
Stock-based compensation	6,674,202	4,994,794
Change in fair value of warrant liability	-	1,824,179
Change in fair value of derivative liability	-	6,104,230
Provision for (recovery of) credit losses	184,140	(266,076)
Realized gain on marketable securities	(327,476)	-
Unrealized gain on marketable securities	(1,105,518)	(1,084,844)
Lease expense	1,898,771	1,788,532
Non-cash expense related to SEPA Agreement	-	500,000
Changes in operating assets and liabilities:
Accounts receivable	(8,150,403)	(1,021,463)
Inventory	126,720	151,745
Prepaid expenses and other current assets	(1,411,453)	(1,226,532)
Funds released from escrow	20,000,000	-
Other asset	(2,932,316)	(1,201,125)
Security deposits	-	11,107
Accounts payable	918,221	314,683
Accrued expenses	1,308,782	(2,530,837)
Lease liabilities	(2,102,092)	(1,921,948)
Settlement liability	(22,643,973)	44,984,790
Other long-term liabilities	2,716,667	1,000,000
Deferred revenue	(1,651,768)	(2,050,078)
Net cash used in operating activities	(2,766,713)	(38,947,863)

Cash flows from investing activities:
Purchase of investments	(2,531,294)	(131,727,862)
Proceeds from maturity of investments	9,735,553	28,000,000
Sale of investments	2,338,557	-
Purchase of property and equipment	(1,379,821)	(689,460)
Net cash provided by (used in) investing activities	8,162,996	(104,417,322)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net	-	80,742,222
Proceeds from issuance of common stock IPO, net	-	66,659,453
Proceeds from exercise of stock options	150,435	6,707,723
Proceeds from additional stock issuance	-	65,000
Payment of dividend	-	(915,067)
Principal payment under finance lease obligation	(95,997)	(104,995)
Net cash provided by financing activities	54,438	153,154,337
Net change in cash	5,450,720	9,789,152
Cash and cash equivalents – beginning	20,433,021	24,052,887
Cash and cash equivalents – ending	$25,883,741	$33,842,039

NEWSMAX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30,
(Unaudited)

	2026	2025
Supplemental disclosures of cash flow information:
Operating lease assets obtained in exchange for operating lease liabilities	$4,102,295	$28,391
Interest paid	$-	$1,829

Non-cash investing transactions:
Property and equipment acquired through accounts payable:	$431,199	$743,485
Non-cash financing activities:
Common stock issuance costs reclassified from prepaid expenses	$-	$(1,798,989)
Issuance of warrants in connection with the issuance of convertible stock	$-	$1,144,976
Accrued dividends payable	$-	$38,320
IPO funds receivable in escrow	$-	$34,500

NEWSMAX INC.
NON-GAAP ADJUSTED EBITDA RECONCILIATION
FOR THE THREE MONTHS ENDED JUNE 30,
(Unaudited)

	2026	2025
Net income (loss)	$2,867,291	$(75,175,622)
Add
Depreciation	525,142	734,590
Amortization	238,799	49,906
Interest, net	(1,308,664)	(1,794,598)
Unrealized (gain) loss on marketable securities	(271,965)	500,736
Stock-based compensation	3,318,835	3,417,686
Other corporate matters[2]	-	68,437,098
Other, net[3]	345,758	54,342
Income tax expense	-	9,693
Adjusted EBITDA[4]	$5,715,196	$(3,766,169)
2 Comprised of certain litigation expenses, and related fees, for specific legal proceedings that we have determined are infrequent and unusual in terms of their magnitude.
3 Comprised of miscellaneous items such as derivative adjustments, income tax credits, and unrealized gains on securities
4 For a discussion of Adjusted EBITDA, see “Use and Definition of Non-GAAP Financial Measures”.